ARRANGEMENT AGREEMENT

AMONG

LUMINA COPPER CORP.

AND

GLOBAL COPPER CORP.

AND

NORTHERN PERU COPPER CORP.

AND

LUMINA RESOURCES CORP.

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT made as of the 28th day of March, 2005.

AMONG:

LUMINA COPPER CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as "**Lumina**")

AND:

NORTHERN PERU COPPER CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as "**Norco**")

AND:

GLOBAL COPPER CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as "**Global**")

AND:

LUMINA RESOURCES CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as "**Lumco**")

WHEREAS:

A. Lumina, Norco, Global and Lumco have agreed to proceed with a proposed transaction by way of a plan of arrangement whereby Lumina will reorganize its share capital, certain assets of Lumina will be transferred to Norco, Global and Lumco, and a series of share exchanges will take place with the result that the current shareholders of Lumina will have equivalent percentage shareholdings in Lumina, Lumco, Global and Norco;

B. Lumina proposes to convene a meeting of its Shareholders to consider the Arrangement under sections 289 - 299 of the *Business Corporations Act* (British Columbia), on the terms and conditions set forth in the Plan of Arrangement attached as Appendix I hereto; and

C. Each of the parties to this Agreement has agreed to participate in and support the Arrangement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE 1. INTERPRETATION

1.1 Definitions

In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a) "**Arrangement Agreement**" means this arrangement agreement, including the Appendix I hereto, as the same may be supplemented or amended from time to time;

(b) "**Interim Order**" means the interim order of the Court made pursuant to the application therefor contemplated by section 4.4 hereof;

(c) "**Lumina Common Shares**" means the common shares without par value in the capital of Lumina;

(d) "**Person**" means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

(e) "**Plan of Arrangement**" means the plan of arrangement which is annexed as Appendix I hereto and any amendment or variation thereto made in accordance with section 6.1 hereof;

(f) "**Shareholder**" means a holder of Lumina Common Shares and "**Shareholders**" means more than one Shareholder;

(g) "**Special Resolution**" means a resolution passed by a majority of not less than two thirds of the votes cast by the Shareholders who vote in respect of such resolution at the Meeting; and

(h) "**Subsidiary**" means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a subsidiary.

All capitalized words used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Plan of Arrangement.

1.2 Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof" and "hereunder" and similar expressions refer to this Agreement (including the appendices hereto) as a whole and not to any particular article, section or other portion hereof and includes any agreement, document or instrument supplementary or ancillary hereto.

1.3 Construction

In this Agreement, unless something in the context is inconsistent therewith:

(a) the words "include" or "including" when following any general term or statement are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting it to refer to all other items or matters that could reasonably fall within its broadest possible scope;

(b) a reference to a statute shall be deemed to include every regulation made pursuant thereto, all amendments to the statute or to any such regulation enforced from time to time, and any statute or regulation that supplements or supersedes such statute or any such regulation;

(c) a reference to time or date is to the local time or date in Vancouver, British Columbia, unless specifically indicated otherwise; reference to a particular corporation includes the corporation derived from the amalgamation of the particular corporate, or of a corporation to which such reference is extended by this paragraph (d), with one or more other corporations;

(d) a word importing the masculine gender includes the feminine or neuter and a word importing the singular includes the plural and vice versa; and

(e) a reference to "approval", "authorization", "consent", "designation" or "notice" means written approval, authorization, consent, designation or notice unless specifically indicated otherwise.

1.4 Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day at such place, unless otherwise agreed to.

1.5 Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.6 Accounting Principles

Whenever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the Canadian generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor thereto, applicable as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles.

1.7 Appendix

The attached Appendix I, entitled "Plan of Arrangement", shall be deemed to be incorporated into and form part of this Agreement.

1.8 Entire Agreement

This Agreement, together with the appendices, agreements and other documents herein or therein referred to, constitute the entire agreement among the parties pertaining to the subject manner hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.

ARTICLE 2. EFFECTIVE DATE OF ARRANGEMENT

2.1 Arrangement

Lumina, Global, Norco and Lumco agree to effect the Arrangement pursuant to the provisions of sections 288 to 299 of the BCBCA on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

2.2 Effective Time of Arrangement

The Arrangement shall become effective at 12:01 a.m. on the Effective Date.

2.3 Commitment to Effect Arrangement

Subject to satisfaction of the terms and conditions of this Agreement and termination pursuant to Article 6, the parties shall each use all reasonable efforts and do all things reasonably required to cause the Arrangement to become effective on the Effective Date and, in conjunction therewith, to cause the transactions contemplated by the

Plan of Arrangement to be completed on or prior to the Effective Date. Without limiting the generality of the foregoing, the parties shall proceed forthwith to apply for the Interim Order and, upon obtainment thereof, Lumina shall call the Meeting and mail the Circular to the Shareholders.

2.4 Filing of Final Order

Subject to the rights of termination contained in Article 6 hereof, upon the Shareholders approving the Arrangement by Special Resolution in accordance with the provisions of the Interim Order and the BCBCA, Lumina obtaining the Final Order and the other conditions contained in Article 5 hereof being satisfied or waived, Lumina, Global, Norco and Lumco shall send a copy of the Final Order together with such other documents as may be required by the Registrar to be filed pursuant to sections 288 to 299 of the BCBCA in order to make the Arrangement effective on the Effective Date. Upon the Arrangement becoming effective, Lumina, Global, Norco and Lumco shall exchange such other documents as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement and the Plan of Arrangement.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Lumina, Global, Norco and Lumco

Each of the parties represents and warrants to each other as follows:

(a) it is a corporation duly incorporated or continued and validly subsisting under the laws of the Province of British Columbia and has full capacity and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder,

(b) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement, and this Agreement has been duly authorized by it;

(c) neither the execution and delivery of this Agreement nor the performance of any of its covenants and obligations hereunder will constitute a material default under, or be in any material contravention or breach of:

  (i) any provision of its constating documents or governing documents;

  (ii) any judgment, decree, order, law, statute, rule or regulation applicable to it; or

  (iii) any agreement or instrument to which it is a party or by which it is bound; and

(d) no dissolution, winding-up, bankruptcy, liquidation or similar proceedings have been commenced or are pending or proposed in respect of it.

ARTICLE 4. COVENANTS

4.1 Covenants of Lumina

Lumina hereby covenants and agrees with Global, Norco and Lumco as follows:

(a) until the Effective Date, Lumina and each of its Subsidiaries shall carry on its business in the ordinary course and shall not enter into any transaction or incur any obligation or liability out of the ordinary course of its business, except as otherwise contemplated in this Agreement;

(b) except as otherwise contemplated in this Agreement, until the Effective Date, Lumina shall not, and shall not suffer or permit any of its Subsidiaries to, merge into or with, or amalgamate, consolidate or enter into any other corporate reorganization with, any other corporation or Person or perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(c) Lumina shall, in a timely and expeditious manner, file the Circular in all jurisdictions where the Circular is required to be filed by Lumina and mail or cause to be mailed the Circular to the Shareholders, the directors of Lumina and the auditors of Lumina and any other person who is entitled to receive the Circular, all in accordance with the terms of the Interim Order and applicable law;

(d) Lumina shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, Lumina shall seek:

(i) the approval of the Shareholders required for the implementation of the Arrangement;

(ii) the Interim Order and Final Order as provided for in section 4.4, and

(iii) such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1;

(e) Lumina will convene the Meeting as soon as practicable and will solicit proxies to be voted at the Meeting in favour of the Arrangement and all other resolutions referred to in the Circular; and

(f) Lumina will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date.

4.2 Covenants of Norco

Norco hereby covenants and agrees with Lumina, Global and Lumco as follows:

(a) except as otherwise contemplated in this Agreement, until the Effective Date, Norco shall not merge, and shall not suffer or permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate, or enter into any other corporate reorganization with, any other corporation or Person, perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(b) Norco shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, Norco shall seek and cooperate with Lumina and Lumco in seeking:

(i) the Interim Order and Final Order as provided for in section 4.5, and

(ii) such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1; and

(c) Norco will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date.

4.3 Covenants of Lumco

Lumco hereby covenants and agrees with Lumina, Global and Norco as follows:

(a) except as otherwise contemplated in this Agreement, until the Effective Date, Lumco shall not merge, and shall not suffer or permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate, or enter into any other corporate reorganization with, any other corporation or Person, perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly,

interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(b) Lumco shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, Lumco shall seek and cooperate with Lumina, Global and Norco in seeking:

(i) the Interim Order and Final Order as provided for in section 4.5, and

(ii) such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1; and

(c) Lumco will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date.

4.4 Covenants of Global

Global hereby covenants and agrees with Lumina, Lumco and Norco as follows:

(a) except as otherwise contemplated in this Agreement, until the Effective Date, Lumco shall not merge, and shall not suffer or permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate, or enter into any other corporate reorganization with, any other corporation or Person, perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(b) Lumco shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, Global shall seek and cooperate with Lumina, Lumco and Norco in seeking:

(i) the Interim Order and Final Order as provided for in section 4.5, and

(ii) such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1; and

(c) Global will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date.

4.5 Interim Order and Final Order

Each party covenants and agrees that it will, as soon as reasonably practicable, apply to the Court pursuant to section 291 of the BCBCA for the Interim Order providing for, among other things, the calling and holding of the Meeting for the purpose of, among other matters, considering and, if deemed advisable, approving the Arrangement and that, if the approval of the Shareholders of the Arrangement as set forth in the Interim Order is obtained by Lumina, as soon as practicable thereafter each party will take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct.

ARTICLE 5. CONDITIONS

5.1 Mutual Conditions Precedent

The respective obligations of each party hereto to complete the transactions contemplated by this Agreement, and the obligation of Lumina to file a copy of the Final Order and other documents (if any) required to give effect to the

Arrangement with the Registrar, shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

(a) the Interim Order shall have been granted in form and substance satisfactory to Lumina;

(b) the Arrangement, with or without amendment, shall have been approved at the Meeting by the Shareholders in accordance with the Interim Order,

(c) the Arrangement with or without amendment, shall have been approved by the shareholders of each of Norco, Global and Lumco;

(d) the Final Order shall have been granted in form and substance satisfactory to Lumina;

(e) the TSX and the Amex will have conditionally accepted the Arrangement and the TSX shall have confirmed that immediately prior to the Effective Date, the Series 1, 2 and 3 Special Shares of Lumina issuable under the Arrangement will be listed on the TSX;

(f) the TSX or in the alternative the TSX-V will have conditionally accepted the Arrangement and confirmed that immediately prior to the Effective Date, the Norco Common Shares and the Lumco Common Shares issuable under the Arrangement will be listed on the TSX or Tier 1 or Tier 2 of the TSX-V;

(g) all other consents, orders, rulings, approvals and assurances, including regulatory and judicial approvals and orders required, necessary or desirable for the Arrangement to become effective shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances, in a form acceptable to Lumina;

(h) unless otherwise determined by management, notices of dissent have not been delivered by Shareholders holding greater than 1% of the outstanding Lumina Common Shares;

(i) there shall not be in force any order or decree restraining or enjoining the consummation of the transaction contemplated by the Arrangement Agreement; and

(j) this Agreement shall not have been terminated under Article 6.

Except for the conditions set forth in subsections 5.1 (a), (b), (c) and (d) any of the foregoing conditions may be waived.

5.2 Conditions and Obligations of Each Party

The obligation of each of Lumina, Global, Norco and Lumco to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by any such party without prejudice to its right to rely on any other condition in favour of such party, that each and every one of the covenants of the other party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by such party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other party hereto shall be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at and as of such time.

ARTICLE 6. AMENDMENT AND TERMINATION

6.1 Amendment

Subject to any mandatory applicable restrictions under the BCBCA or the Final Order, this Agreement may, at any time and from time to time before or after the holding of the Meeting, but not later than the Effective Date, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the Shareholders.

6.2 Termination

This Agreement may, at any time before or after the holding of the Meeting but prior to the Effective Date, be unilaterally terminated by the board of directors of Lumina without further notice to, or action on the part of, its Shareholders for whatever reasons it may consider appropriate.

6.3 Effect of Termination

Upon the termination of this Agreement pursuant to section 6.2 hereof, no party shall have any liability or further obligation to any other party hereunder.

ARTICLE 7. MERGER

7.1 Merger of Conditions

The conditions set out in sections 5.1 and 5.2 shall be conclusively deemed to have been satisfied, waived or released on the Effective Date.

7.2 Merger of Representations, Warranties and Covenants

The provisions of sections 3.1, 4.1, 4.2, 4.3 and 4.4 shall be conclusively deemed to have been satisfied in all respects on the Effective Date and shall accordingly merge in and not survive the effectuation of the Arrangement.

ARTICLE 8. GENERAL

8.1 Notices

All notices which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile, in each case to the attention of the senior officer at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to Lumina Copper Corp:
Lumina Copper Corp.
Suite 1550, 625 Howe Street.
Vancouver, BC V6C 2T6

Attention: Tony Floyd, President
Facsimile: (604) 687-7041

with a copy to:
Maitland & Company
Barristers and Solicitors
Suite 700, 625 Howe Street
Vancouver, BC V6C 2T6
Facsimile: (604) 681-3896

If to Norco, Global or Lumco:
Northern Peru Copper Corp.
Global Copper Corp. or
Lumina Resources Corp. (as applicable)
Suite 1550, 625 Howe Street.
Vancouver, BC V6C 2T6

Attention: Robert Pirooz
Facsimile: (604) 687-7041

with a copy to:
Maitland & Company
Barristers and Solicitors
Suite 700, 625 Howe Street
Vancouver, BC V6C 2T6
Facsimile: (604) 681-3896

Any notice that is delivered shall be deemed to be delivered on the date of delivery to such address if delivered on a Business Day prior to 5:00 p.m. (local time at the place of receipt) or on the next Business Day if delivered after 5:00 p.m. or on a non-Business Day. Any notice delivered by facsimile transmission shall be deemed to be delivered on the date of transmission if delivered on a Business Day prior to 5:00 p.m. (local time at the place of receipt) or the next Business Day if delivered after 5:00 p.m. or on a non-Business Day.

8.2 Assignment

No party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other party hereto.

8.3 Binding Effect

This Agreement and the Plan of Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.4 Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.

8.5 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

8.6 Expenses

All expenses incurred in connection with contemplated hereby and thereby shall be borne entirely by Lumina.

8.7 Counterparts

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written.

LUMINA COPPER CORP.

Per: *"Anthony Floyd"* (signed)
Name: Anthony Floyd
Title: President

LUMINA RESOURCES CORP.

Per: "Robert Pirooz" (signed)
Name: Robert Pirooz
Title: Secretary

NORTHERN PERU COPPER CORP.

Per: "Robert Pirooz" (signed)
Name: Robert Pirooz
Title: Secretary

GLOBAL COPPER CORP.

Per: "Robert Pirooz" (signed)
Name: Robert Pirooz
Title: Secretary

Appendix I to Arrangement Agreement made as of the 28th day of March, 2005, among Lumina Copper Corp., Northern Peru Copper Corp., Global Copper Corp. and Lumina Resources Corp.

PLAN OF ARRANGEMENT UNDER SECTIONS 288 - 299

OF THE *BUSINESS CORPORATIONS ACT* (BRITISH COLUMBIA)

ARTICLE 1. INTERPRETATION

1.1 Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a) **"AMEX"** means the American Stock Exchange;

(b) **"Apple Bay Property"** means the copper property on Vancouver Island, British Columbia;

(c) **"Arrangement"** means the statutory arrangement involving Lumina, its Shareholders, Norco, Global and Lumco proposed under the provisions of sections 288 to 299 of the BCBCA, on the terms and conditions set out in this Plan of Arrangement or any amendment or variation thereto made in accordance with the terms of the Arrangement Agreement;

(d) **"Arrangement Agreement"** means the arrangement agreement made as of the 28th day of March, 2005 between Lumina, Norco, Global and Lumco to which this Plan of Arrangement is attached as Appendix I, as the same may be supplemented or amended from time to time;

(e) **"BCBCA"** means the *Business Corporations Act* (British Columbia), as amended;

(f) **"Business Day"** means any day, which is not a Saturday or a Sunday, or a statutory holiday in British Columbia;

(g) **"Casino Property"** means the copper property located in the Yukon, Canada;

(h) **"Circular"** means the definitive form, together with any amendments thereto, of the management proxy circular of Lumina to be prepared and sent to the Shareholders in connection with the Meeting;

(i) **"Corriente Argentina"** means Corriente Argentina SA an indirectly wholly-owned subsidiary of Lumina which directly owns or has an interest in and will, upon completion of the Arrangement, own or have an interest in the Taca Taca Property;

(j) **"Court"** means the Supreme Court of the Province of British Columbia;

(k) **"CRS"** means CRS Copper Resources Corp., a wholly-owned subsidiary of Lumina which directly and indirectly owns or has an interest in and will, upon completion of the Arrangement own or have an interest in the Redstone, Hushamu and Casino Properties;

(l) **"Current Properties"** means collectively the Vizcachitas, Relincho, Apple Bay, Galeno, Molino, Pashpap, Casino, Taca Taca, Redstone, Regalito and Hushamu Properties;

(m) **"Effective Date"** means May 18, 2005 or such other date as may be determined by the board of directors of Lumina in accordance with the provisions of the BCBCA;

(n) **"Effective Time"** means 1:01 p.m., Vancouver time, on the Effective Date;

(o) **"Exercise Price"** means the varying exercise prices of the outstanding Lumina Options;

(p) **"Final Order"** means the final order of the Court approving the Arrangement pursuant to the BCBCA;

(q) **"Galeno Option"** means incentive stock options of Galeno entitling the holders to purchase Galeno Common Shares in accordance with the terms and conditions thereof;

(r) **"Galeno Option Right"** means the option agreement dated June 9, 2003 between Lumina and La Asuncion Negociacion Minera S.A.C. with respect to the Galeno Property;

(s) **"Galeno Property"** means the copper property in the province of Cajamarca, Peru;

(t) **"Global"** means Global Copper Corp., a corporation incorporated under the BCBCA in order to facilitate the Arrangement;

(u) **"Global Cash"** means approximately $1,548,000 which will be transferred from Lumina to Norco pursuant to the Plan of Arrangement;

(v) **"Global Common Shares"** means the common shares without par value in the capital of Global which are to be issued under the Arrangement to holders of Lumina Series 3 Special Shares in exchange for such Lumina Series 3 Special Shares, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(w) **"Global Contracts"** means all agreements to which Lumina is a party, which pertain to the Vizcachitas, Relincho, Taca Taca and San Jorge Properties and which will be assigned from Lumina, or in case of the Taca Taca Property by CRS, to Global pursuant to the Plan of Arrangement;

(x) **"Global Net Fair Market Value"** means an amount determined by the board of directors of Lumina as of the Effective Date, as being an amount equal to the fair market value of the Global Transferred Assets;

(y) **"Global Note"** means the demand, non-interest bearing promissory note to be issued by Global to Lumina having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Global Transferred Assets;

(z) **"Global Option"** means the rights (whether or not vested) to purchase Global Common Shares which will be issued pursuant to the Plan of Arrangement

(aa) **"Global Preferred Shares"** means the special preferred shares of Global which are to be issued under the Arrangement to Lumina in exchange for the Global Transferred Assets, which will have a value equal to the Global Net Fair Market Value less the fair market value of the Global Share Obligations, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(bb) **"Global Properties"** means the Vizcachitas, Relincho, San Jorge and Taca Taca Properties;

(cc) **"Global Receivables"** means certain amounts owing to Lumina by its subsidiaries in respect of the Vizcachitas, Relincho, San Jorge and Taca Taca Properties;

(dd) **"Global Redemption Amount"** means that amount equal to the fair market value of the Global Preferred Shares divided by the number of Global Preferred Shares issued for such property;

(ee) **"Global Share Obligations"** means the obligation of Global under the Arrangement Agreement to issue that number of shares from its treasury equal to the number of shares issued by Lumina under the Lumina Warrants, from time to time, in consideration of receiving proceeds equal to .7% of the exercise price of the Lumina Warrant;

(ff) **"Global Transferred Assets"** means the Global Cash, the Global Contracts, the common shares of RelinCo, Vizcachitas, Minera Lumina and Corriente Argentina and the Global Receivables, all of which will be transferred by Lumina and the common shares of Corriente Argentina by CRS, to Global pursuant to the Plan of Arrangement;

(gg) **"Hushamu Property"** means the copper property located in British Columbia, Canada;

(hh) **"holder"** means, when not qualified by the adjective "registered", the person entitled to a share hereunder whether or not registered or entitled to be registered in respect thereof in the central securities register of Lumina, Global, Norco or Lumco, as the case may be;

(ii) **"ITA"** means the *Income Tax Act* (Canada), as amended;

(jj) **"Lumco"** means Lumina Resources Corp. a corporation incorporated under the BCBCA in order to facilitate the Arrangement;

(kk) **"Lumco Cash"** means approximately $2,066,000 which will be transferred from Lumina to Lumco pursuant to the Plan of Arrangement;

(ll) **"Lumco Common Shares"** means the common shares without par value in the capital of Lumco which are to be issued under the Arrangement to holders of Lumina Series 1 Special Shares in exchange for such Lumina Series 1 Special Shares, and having the terms and conditions set out in Schedule E to this Plan of Arrangement;

(mm) **"Lumco Contracts"** means all agreements to which Lumina is a party, which pertain to the Lumco Properties and which will be assigned from Lumina to Lumco pursuant to the Plan of Arrangement;

(nn) **"Lumco Note"** means the demand, non-interest bearing promissory note to be issued by Lumco to Lumina having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Lumco Transferred Assets;

(oo) **"Lumco Option"** means the rights (whether or not vested) to purchase Lumco Common Shares which will be issued pursuant to the Plan of Arrangement;

(pp) **"Lumco Preferred Shares"** means the special preferred shares of Lumco which are to be issued under the Arrangement to Lumina in exchange for the Lumco Transferred Assets, which will have a value equal to the Lumco Net Fair Market Value less the fair market value of the Lumco Share Obligations, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(qq) **"Lumco Properties"** means collectively the Redstone, Casino, Apple Bay and Hushamu Properties;

(rr) **"Lumco Receivables"** means certain amounts owing to Lumina by its subsidiaries in respect of the Lumco Properties;

(ss) **"Lumco Redemption Amount"** means that amount equal to the fair market value of the Preferred Shares divided by the number of Lumco Preferred Shares issued for such property;

(tt) **"Lumco Share Obligations"** means the obligation of Lumco under the Arrangement Agreement to issue that number of shares from its treasury equal to the number of shares issued by Lumina under the Lumina Warrants, from time to time, in consideration of receiving proceeds equal to .7% of the exercise price of the Lumina Warrant;

(uu) **"Lumco Transferred Assets"** means the Lumco Cash, the Contracts, the Apple Bay Property, the commons shares of CRS and the Lumco Receivables all of which will be transferred by Lumina to Lumco pursuant to the Plan of Arrangement;

(vv) **"Lumina"** means Lumina Copper Corp., a company incorporated under the laws of the Province of British Columbia;

(ww) **"Lumina Global Note"** means the demand, non-interest bearing promissory note to be issued by Lumina to Global having a principal amount and fair market value equal to the aggregate fair market value of the Lumina Series 3 Special Shares

(xx) **"Lumina Common Shares"** means the common shares without par value in the capital of Lumina;

(yy) **"Lumina Continuing Share Obligations"** means the potential outstanding common share purchase warrants of Lumina entitling the holders to purchase Lumina Common Shares in accordance with the terms and conditions thereof;

(zz) **"Lumina Lumco Note"** means the demand, non-interest bearing promissory note to be issued by Lumina to Lumco having a principal amount and fair market value equal to the aggregate fair market value of the Lumina Series 1 Special Shares;

(aaa) **"Lumina Options"** means the outstanding incentive stock options of Lumina entitling the holders to purchase Lumina Common Shares in accordance with the terms and conditions thereof;

(bbb) **"Lumina Norco Note"** means the demand, non-interest bearing promissory note to be issued by Lumina to Norco having a principal amount and fair market value equal to the aggregate fair market value of the Lumina Series 2 Special Shares;

(ccc) **"Lumina Plan"** means the current incentive stock option and bonus plan of Lumina;

(ddd) **"Lumina Property Stock Requirements"** means the maximum number of Lumina Common Shares that must be issued by Lumina to exercise its rights to acquire any of the current properties of Lumina;

(eee) **"Lumina Series 1 Special Shares"** means the series 1 special shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to this Plan of Arrangement;

(fff) **"Lumina Series 2 Special Shares"** means the series 2 special shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to this Plan of Arrangement;

(ggg) **"Lumina Series 3 Special Shares"** means the series 3 special shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to this Plan of Arrangement;

(hhh) **"Lumina Stock Option Plan"** means the existing stock option plan of Lumina;

(iii) **"Lumina Warrants"** means the outstanding common share purchase warrants of Lumina entitling the holders to purchase Lumina Common Shares in accordance with the terms and conditions thereof;

(jjj) **"Lumina SAC"** means Lumina Copper SAC, a wholly-owned subsidiary of Lumina which directly or indirectly owns the Galeno Option Right, the Pashpap Property and 50% of the Molino Property;

(kkk) **"Meeting"** means the annual and special meeting of the Shareholders to be held to consider, among other matters, the Arrangement, and any or postponement adjournment thereof;

(lll) **"Minera Lumina"** means Minera Lumina Copper Corp. a wholly-owned subsidiary of Lumina which owns all of the shares of Minera San and which directly owns or has an interest in and will, upon completion of the Arrangement, own or have an interest in the Regalito Property;

(mmm) **"Minera San"** means Minera San Jorge SA means a wholly-owned subsidiary of Minera Lumina which directly owns or has in interest in and will, upon completion of the Arrangement, own or have an interest in the San Jorge Property;

(nnn) **"Molino Property"** means the Molino copper property held indirectly by Lumina in Peru;

(ooo) **"Net Fair Market Value"** means an amount determined by the board of directors of Lumina as of the Effective Date, as being an amount equal to the fair market value of certain assets;

(ppp) **"New Lumina Common Shares"** means common shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares;

(qqq) **"Norco"** means Northern Peru Copper Corp., a corporation incorporated under the BCBCA in order to facilitate the Arrangement;

(rrr) **"Norco Cash"** means approximately $5,162,000 which will be transferred from Lumina to Norco pursuant to the Plan of Arrangement;

(sss) **"Norco Common Shares"** means the common shares without par value in the capital of Norco which are to be issued under the Arrangement to holders of Lumina Series 2 Special Shares in exchange for such Lumina Series 2 Special Shares, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(ttt) **"Norco Contracts"** means all agreements to which Lumina is a party, which pertain to the Galeno, Pashpap and Molino Properties and which will be assigned from Lumina to Norco pursuant to the Plan of Arrangement;

(uuu) **"Norco Net Fair Market Value"** means an amount determined by the board of directors of Lumina as of the Effective Date, as being an amount equal to the fair market value of the Norco Transferred Assets;

(vvv) **"Norco Note"** means the demand, non-interest bearing promissory note to be issued by Norco to Lumina having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Norco Transferred Assets;

(www) **"Norco Option"** means the rights (whether or not vested) to purchase Norco Common Shares which will be issued pursuant to the Plan of Arrangement;

(xxx) **"Norco Preferred Shares"** means the special preferred shares of Norco which are to be issued under the Arrangement to Lumina in exchange for the Norco Transferred Assets, which will have a value equal to the Norco Net Fair Market Value less the fair market value of the Norco Share Obligations, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(yyy) **"Norco Receivables"** means certain amounts owing to Lumina by its subsidiaries in respect of the Galino and Molino Properties;

(zzz) **"Norco Redemption Amount"** means that amount equal to the fair market value of the Norco Preferred Shares divided by the number of Norco Preferred Shares issued for such property;

(aaaa) **"Norco Share Obligations"** means the obligation of Norco under the Arrangement Agreement to issue that number of shares from its treasury equal to the number of shares issued by Lumina under the Lumina Warrants, from time to time, in consideration of receiving proceeds equal to .7% of the exercise price of the Lumina Warrant;

(bbbb) **"Norco Transferred Assets"** means the Norco Cash, the Norco Contracts, the common shares of 1327008 and Lumina SAC and the Norco Receivables, all of which will be transferred by Lumina to Norco pursuant to the Plan of Arrangement;

(cccc) **"Plan of Arrangement"** means this plan of arrangement, as it may be amended from time to time in accordance with section 6.1 of the Arrangement Agreement;

(dddd) **"PUC"** means paid-up capital as defined in subsection 89 (1) of the ITA;

(eeee) **Pashpap Property**" means the copper property held by Lumina SAC in Peru;

(ffff) **"Redstone Property"** means the copper property locate in the Northwest Territories;

(gggg) **"Regalito Property"** means the copper property in the 3rd region of Chile;

(hhhh) **"Registrar"** means the Registrar of Companies appointed under the BCBCA;

(iiii) "**RelinCo"** means Relincho Bahamas Ltd. a wholly-owned subsidiary of Lumina which has the exclusive option to acquire 100% of the Relincho Property."

(jjjj) **"Relincho Property"** means the copper property in the third region of Chile;

(kkkk) **"San Jorge Property"** means the copper mineral in Argentina;

(llll) **"Series A Special Warrant"** means a warrant to be issued by any one of Lumina, Lumco, Global or Norco to the other parties entitling those parties to receive, at no additional consideration, shares of the issuing party;

(mmmm) **"Shareholder"** means a holder of Lumina Common Shares and "**Shareholders**" means more than one Shareholder;

(nnnn) **"Taca Taca Property"** means the copper property located in Argentina;

(oooo) **"TSX"** means the Toronto Stock Exchange;

(pppp) **"TSX-V"** means the TSX Venture Exchange;

(qqqq) **"Transfer Agent"** means Pacific Corporate Trust Company;

(rrrr) **"Vizcachitas"** means Vizcachitas Ltda. a wholly subsidiary of Lumina which indirectly owns or has an interest in and will, upon completion of the Arrangement indirectly own or have an interest in the Vizcachitas Property;

(ssss) **"Vizcachitas Property"** means the copper mining property in Chile; and

(tttt) **"1327008"** means 1327008 Ontario Inc., a wholly-owned subsidiary of Lumina which indirectly owns and will, upon completion of the Arrangement indirectly own 50% of the Molino Property.

1.2 Interpretation Not Affected By Headings

The division of this Plan of Arrangement into articles, sections, and other portions, and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof", "herein", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or part hereof. Unless something in the subject matter or context is inconsistent therewith, all references herein to articles, sections and other portions are to articles, sections and other portions to this Plan of Arrangement.

1.3 Number and Gender

In this Plan of Arrangement, words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4 Statutes

A reference to a statute shall be deemed to include every regulation made pursuant thereto, all amendments to the statute or to any such regulation enforced from time to time, and any statute or regulation that supplements or supersedes such statute or any such regulation.

1.5 Currency

All references to currency herein are to lawful money of Canada unless otherwise specified herein.

ARTICLE 2. ARRANGEMENT AGREEMENT

2.1 Arrangement Agreement

This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

ARTICLE 3. THE ARRANGEMENT

3.1 The Arrangement

On the Effective Date, the following shall occur and be deemed to occur in the following order, unless otherwise noted, without further act or formality and with each transaction or event being deemed to occur immediately after the occurrence of the transaction or event immediately preceding it:

(a) Lumina's authorized share structure shall be amended by:

(i) altering the name of the 100,000,000 common shares without par value to be 100,000,000 Class A Common shares without par value;

(ii) canceling the 100,000,000 unissued preferred shares;

(iii) creating the following four new classes of shares:

(A) an unlimited number of common shares without par value;

(B) an unlimited number of series 1 special shares with a par value equal to the Lumco Redemption Amount;

(C) an unlimited number of series 2 special shares with a par value equal to the Norco Redemption Amount; and

(D) an unlimited number of series 3 special shares with par a value equal to the Global Redemption Amount;

Lumina's shares shall have the rights and restrictions set out in Lumina's Articles. Lumina's Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule A hereto;

(b) Lumina's register for common shares shall be redesignated as the central securities registry; for the Class A Common shares;

(c) Lumco's authorized share structure shall be amended by creating a new class of shares consisting of an unlimited number of special preferred shares with a par value equal to the Lumco Redemption Amount and having the rights and restrictions set out in Lumco's Articles. Lumco's Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule B hereto;

(d) Norco's authorized share structure shall be amended by creating a new class of shares consisting of an unlimited number of special preferred shares with a par value equal to the Norco Redemption Amount and having the rights and restrictions set out in Norco's Articles. Norco's Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule B hereto;

(e) Global's authorized share structure shall be amended by creating a new class of shares consisting of an unlimited number of special preferred shares with a par value equal to the Global Redemption Amount and having the rights and restrictions set out in Global's Articles. Global's Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule B hereto;

(f) Lumina will sell and transfer the Lumco Transferred Assets to Lumco in consideration for the issuance by Lumco of 1,000 Lumco Preferred Shares and the Lumco Share Obligations. Lumina shall take all such actions and deliver all such documents as may be required to convey title to the Lumco Transferred Assets to Lumco;

(g) Lumina will sell and transfer the Norco Transferred Assets to Norco in consideration for the issuance by Norco of 1,000 Norco Preferred Shares and the Norco Share Obligations. Lumina shall take all such actions and deliver all such documents as may be required to convey title to the Norco Transferred Assets to Norco;

(h) Lumina will sell and transfer the Global Transferred Assets to Global in consideration for the issuance by Global of 1,000 Global Preferred Shares and the Global Share Obligations. Lumina shall take all such actions and deliver all such documents as may be required to convey title to the Global Transferred Assets to Global;

(i) Each Lumina Common Share issued and outstanding on the Effective Date (other than shares held by dissenting shareholders) will be exchanged for one New Lumina Common Share and one Lumina Series 1 Special Share, one Lumina Series 2 Special Share and one Lumina Series 3 Special Share. The PUC of the New Lumina Common Shares, the Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and the Lumina Series 3 Special Share will be determined as follows:

(i) the amount of the PUC of the Lumina Series 1 Special Shares will be equal to their par value;

(ii) the amount of the PUC of the Lumina Series 2 Special Shares will be equal to their par value;

(iii) the amount of the PUC of the Lumina Series 3 Special Shares will be equal to their par value; and

(iv) the amount of the PUC of the New Lumina Common Shares will be equal to the PUC of the Lumina Common Shares minus the aggregate of the PUC of the Lumina Series 1, 2 and 3 Special Shares;

Each Shareholder shall cease to the holder of the Lumina Common Shares so exchanged and shall become the holder of the number of New Lumina Common Shares, Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares issued to such Shareholder. The name of such Shareholder shall be removed from the central securities register for Lumina Common Shares in respect of the Lumina Common Shares so exchanged and shall be added to the central securities register of New Lumina Common Shares, Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and the Lumina Series 3 Special Shares, respectively, so issued to such Shareholder;

(j) Each outstanding whole Lumina Option will be exchanged for one whole Lumco Option, one whole Norco Option, one whole Global Option and one whole New Lumina Option. The exercise price of each of the new options will, based on the approximate value of Lumina's mineral properties in relation to Lumina's market capitalization, be .8% of the Exercise Price for the Lumco Option, .7% of the Exercise Price for the Norco Option, 3.4% of the Exercise Price for the Global Option and 95.1% of the Exercise Price for the New Lumina Option;

(k) The Lumina Common Shares exchanged for the New Lumina Common Shares, the Lumina Series 1 Special Shares, the Lumina Series 2 Special Shares and the Lumina Series 3 Special Shares shall be cancelled and the appropriate entry shall be made in Lumina's central securities registry;

(l) Each holder of Lumina Series 1 Special Shares will transfer, with good and marketable title free and clear of all encumbrances, such shares to Lumco;

(m) Each holder of Lumina Series 2 Special Shares will transfer, with good and marketable title free and clear of all encumbrances, such shares to Norco;

(n) Each holder of Lumina Series 3 Special Shares will transfer, with good and marketable title free and clear of all encumbrances, such shares to Global;

(o) As consideration for the Lumina Series 1 Special Shares transferred to it, Lumco will issue to such holders, Lumco Common Shares on the basis of one Lumco Common Share for every one whole Lumina Series 1 Special Share held by a respective holder. The stated capital account maintained in respect of Lumco Common Shares shall be increased by an amount equal to the PUC of the transferred Lumina Series 1 Special Shares. In connection with such sale and transfer, each holder of Lumina Series 1 Special Shares so sold and transferred shall cease to be the holder of the Lumina Series 1 Special Shares so sold and transferred and shall become the holder of the number of Lumco Common Shares issued to such holder. The name of such holder shall be removed from the central securities register of Lumina Series 1 Special Shares in respect of the Lumina Series 1 Special Shares so sold and transferred and shall be added to the central securities register of Lumco as the holder of the number of Lumco Common Shares so issued to such holder, and Lumco shall be and shall be deemed to be the transferee of the Lumina Series 1 Special Shares so transferred and the name of Lumco shall be entered in the central securities register of Lumina Series 1 Special Shares so sold and transferred to Lumco;

(p) As consideration for the Lumina Series 2 Special Shares transferred to it, Norco will issue to such holders, Norco Common Shares on the basis of one Norco Common Share for every one whole Lumina Series 2 Special Share held by a respective holder. The stated capital account maintained in respect of Norco Common Shares shall be increased by an amount equal to the PUC of the transferred Lumina Series 2 Special Shares. In connection with such sale and transfer, each holder of Lumina Series 2 Special Shares so sold and transferred shall cease to be the holder of the Lumina Series 2 Special Shares so sold and

transferred and shall become the holder of the number of Norco Common Shares issued to such holder. The name of such holder shall be removed from the central securities register of Lumina Series 2 Special Shares in respect of the Lumina Series 2 Special Shares so sold and transferred and shall be added to the central securities register of Norco as the holder of the number of Norco Common Shares so issued to such holder, and Norco shall be and shall be deemed to be the transferee of the Lumina Series 2 Special Shares so transferred and the name of Norco shall be entered in the central securities register of Lumina Series 2 Special Shares so sold and transferred to Norco;

(q) As consideration for the Lumina Series 3 Special Shares transferred to it, Global will issue to such holders, Global Common Shares on the basis of one Global Common Share for every one whole Lumina Series 3 Special Share held by a respective holder. The stated capital account maintained in respect of Global Common Shares shall be increased by an amount equal to the PUC of the transferred Lumina Series 3 Special Shares. In connection with such sale and transfer, each holder of Lumina Series 3 Special Shares so sold and transferred shall cease to be the holder of the Lumina Series 3 Special Shares so sold and transferred and shall become the holder of the number of Global Common Shares issued to such holder. The name of such holder shall be removed from the central securities register of Lumina Series 3 Special Shares in respect of the Lumina Series 3 Special Shares so sold and transferred and shall be added to the central securities register of Global as the holder of the number of Global Common Shares so issued to such holder, and Global shall be and shall be deemed to be the transferee of the Lumina Series 3 Special Shares so transferred and the name of Global shall be entered in the central securities register of Lumina Series 3 Special Shares so sold and transferred to Global;

(r) Lumina will purchase for cancellation the Lumina Series 1 Special Shares held by Lumco in consideration of the issuance by Lumina of the Lumina Lumco Note. The repurchased Lumina Series 1 Special Shares shall be cancelled and the appropriate entry made on the central securities registry for the Lumina Series 1 Special Shares;

(s) Lumina will purchase for cancellation the Lumina Series 2 Special Shares held by Norco in consideration of the issuance by Lumina of the Lumina Norco Note. The repurchased Lumina Series 2 Special Shares shall be cancelled and the appropriate entry made on the central securities registry for the Lumina Series 2 Special Shares;

(t) Lumina will purchase for cancellation the Lumina Series 3 Special Shares held by Global in consideration of the issuance by Lumina of the Lumina Global Note. The repurchased Lumina Series 3 Special Shares shall be cancelled and the appropriate entry made on the central securities registry for the Lumina Series 3 Special Shares;

(u) The authorized share structure of Lumina shall be amended by eliminating the 100,000,000 Class A Common Shares without par value, the unlimited Series 1 Special Shares without par value, the unlimited Series 2 Special Shares and the unlimited Series 3 Special Shares none of which are issued. Lumina's Articles shall be amended by deleting Article 27 of the Articles;

(v) Lumco will purchase for cancellation the 1,000 Lumco Preferred Shares held by Lumina in consideration for the issuance by Lumco to Lumina of the Lumco Note having a principal amount and fair market value equal to the aggregate fair market value of the 1,000 Lumco Preferred Shares purchased for cancellation. The repurchased Lumco Preferred Shares shall be cancelled and the appropriate entry made on the central securities registry for the Lumco Preferred Shares;

(w) The authorized share structure of Lumco shall be amended by eliminating the unlimited preferred shares without par value, none of which are issued. Lumco's Articles shall be amended by deleting Article 27 of the Articles which contain the rights and restrictions attached to the Lumco Common Shares and Lumco Preferred Shares;

(x) Norco will purchase for cancellation the 1,000 Norco Preferred Shares held by Lumina in consideration for the issuance by Norco to Lumina of the Norco Note having a principal amount and fair market value equal to the aggregate fair market value of the Norco Preferred Shares purchased for cancellation. The

repurchased Norco Preferred Shares shall be cancelled and the appropriate entry made on the central securities registry for the Norco Preferred Shares;

(y) The authorized share structure of Norco shall be amended by eliminating the unlimited special preferred shares without par value, none of which are issued. Norco's Articles shall be amended by deleting Article 27 of the Articles which contain the rights and restrictions attached to the Norco Common Shares and Norco Preferred Shares;

(z) Global will purchase for cancellation the 1,000 Global Preferred Shares held by Lumina in consideration for the issuance by Global to Lumina of the Global Note having a principal amount and fair market value equal to the aggregate fair market value of the Global Preferred Shares purchased for cancellation. The repurchased Global Preferred Shares shall be cancelled and the appropriate entry made on the central securities registry for the Global Preferred Shares;

(aa) The authorized share structure of Global shall be amended by eliminating the unlimited special preferred shares without par value, none of which are issued. Global's Articles shall be amended by deleting Article 27 of the Articles which contain the rights and restrictions attached to the Global Common Shares and Global Preferred Shares;

(bb) Lumina will pay the principal amount of the Lumina Lumco Note by transferring to Lumco the Lumco Note which will be accepted by Lumco as full payment, satisfaction and discharge of Lumina's obligation under the Lumina Lumco Note and simultaneously, Lumco will pay the principal amount of the Lumco Note by transferring to Lumina the Lumina Lumco Note which will be accepted by Lumina as full payment, satisfaction and discharge of Lumco's obligation under the Lumco Note. The Lumina Lumco Note and the Lumco Note will both thereupon be cancelled;

(cc) Lumina will pay the principal amount of the Lumina Norco Note by transferring to Norco the Norco Note which will be accepted by Norco as full payment, satisfaction and discharge of Lumina's obligation under the Lumina Norco Note and simultaneously, Norco will pay the principal amount of the Norco Note by transferring to Lumina the Lumina Norco Note which will be accepted by Lumina as full payment, satisfaction and discharge of Norco's obligation under the Norco Note. The Lumina Norco Note and the Norco Note will both thereupon be cancelled;

(dd) Lumina will pay the principal amount of the Lumina Global Note by transferring to Global the Global Note which will be accepted by Global as full payment, satisfaction and discharge of Lumina's obligation under the Lumina Global Note and simultaneously, Global will pay the principal amount of the Global Note by transferring to Lumina the Lumina Global Note which will be accepted by Lumina as full payment, satisfaction and discharge of Global's obligation under the Global Note. The Lumina Global Note and the Global Note will both thereupon be cancelled; and

(ee) Lumina will change its name to Regalito Copper Corp. or such other name as is acceptable to the British Columbia Registrar of Companies, the TSE and AMEX.

3.2 Treatment of Lumina Warrants

After the Effective Date, each whole Lumina Warrant outstanding on the Effective Date will entitle the holder thereof to receive, upon exercise on or after the Effective Date, one New Lumina Common Share, one Norco Common Share, one Global Common Share and one Lumco Common Share at an aggregate exercise price equal to the exercise price provided for in the certificate representing such Lumina Warrant, subject to the terms and conditions contained in such certificate. Holders of Lumina Warrants will not be permitted to exercise Lumina Warrants to purchase New Lumina Common Shares, Lumco Common Shares, Global Common Shares or Norco Common Shares separately from each other.

Lumina will use the net proceeds from the exercise of any Lumina Warrants after the Effective Date to acquire Lumco, Global and Norco Common Shares by exercising its warrants such that Lumina will receive 95.1% of the net proceeds per New Lumina share issued, Lumco will receive .8% of the net proceeds per Lumco Common Share issued, Global will receive 3.4% of the net proceeds per Global Common Share issued and Norco will receive .7%

of the net proceeds per Norco Common Share issued. Upon receipt of such funds, Lumco, Global and Norco will issue and deliver to Lumina the certificate representing the new Lumco Common Shares, Global Common Shares and Norco Common Shares to which Lumina is entitled and Lumina will assign and deliver the Lumco, Global, and Norco Common Shares to the holder of the Lumina Warrants.

From the Effective Time, certificates representing Lumina Warrants which were outstanding on the Effective Date will represent rights to purchase the same number of New Lumina Common Shares as represented by the certificate and the same number of Lumco, Global and Norco Common Shares. Lumina, Lumco, Global and Norco will not issue new warrant certificates representing such rights.

3.3 Treatment of Lumina Options

On the Effective Date, each whole Lumina Option outstanding on the Effective Date will be exchanged for one whole Lumco Option, one whole Norco Option, one whole Global Option and one whole New Lumina Option. The exercise price of each of the new options will be .8% of the Exercise Price for the Lumco Option, .8% of the Exercise Price for the Norco Option, 3.4% of the Exercise Price for the Global Option and 95.1% of the Exercise Price for the New Lumina Option.

3.4 Treatment of Bonus Shares

After the Effective Date if Lumina, at any time, issues bonus shares to a party pursuant to the Lumina Stock Option Plan in connection with an agreement entered into prior to the Effective Date then Lumco, Global and Norco will issue and deliver to that party a certificate representing the same number of new Lumco Common Shares, Global Common Shares and Norco Common Shares as Lumina issued to the party.

3.5 Treatment of Future Stock Issuances

Lumina represents and Norco, Lumco and Global acknowledge that on or before the Effective Date Lumina will not have any Lumina Property Stock Requirements. The parties agree that, unless otherwise agreed by all of the parties, no party will exercise any right or option they may have to issue shares from their respective treasuries as or as part of the consideration to complete the purchase of any of the Current Properties that they may receive title to as part of the Arrangement.

3.6 Deemed Fully Paid and Non-Assessable Shares

All New Lumina Common Shares, Lumina Series 1 Special Shares, Lumina Series 2 Special Shares, Lumina Series 3 Special Shares, Lumco Common Shares, Lumco Class A Shares, Global Common Shares, Global Class A Shares, Norco Common Shares, Norco Class A Shares issued pursuant hereto shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the BCBCA.

3.7 Arrangement Effectiveness

On the Effective Date, the Arrangement shall become finally and conclusively binding on the Shareholders and each of Lumina, Norco, Global and Lumco.

3.8 Supplementary Actions

Notwithstanding that the transaction and events set out in section 3.1 shall occur and shall be deemed to occur in the order therein set out without any act or formality, each of Lumina, Norco, Global and Lumco shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to further document or evidence any of the transactions or events set out in section 3.1, including without limitation, any resolutions of directors authorizing the issue, transfer or purchase for cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefore, any promissory notes and receipts therefor and any necessary addition to or deletions from share registers.

ARTICLE 4. CERTIFICATES AND DOCUMENTATION

4.1 Lumina Common Share Certificates

From and after the Effective Time, share certificates representing Lumina Common Shares shall for all purposes be deemed to be share certificates representing New Lumina Common Shares, and no new share certificates shall be issued with respect to the New Lumina Common Shares issued in connection with the Arrangement.

4.2 Lumina Special Share Certificates

Recognizing that all of the Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares issued to the Shareholders will immediately be transferred to Lumco, Global and Norco in exchange for Lumco, Global and Norco Common Shares, Lumina will not issue certificates representing the Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares.

4.3 Lumco, Global and Norco Special Preferred Share Certificates

Recognizing that all of the Lumco, Global and Norco Special Preferred Share Certificates issued to Lumina will immediately be repurchased for cancellation, each of Lumco, Global and Norco will not issue certificates representing their respective Lumco, Global and Norco Special Preferred Shares.

4.4 Lumco, Global and Norco Common Share Certificates

As soon as practicable after the Effective Time, Lumco, Global and Norco shall cause to be issued to the registered holders of Lumco, Global and Norco Common Shares at the close of business on the Effective Date, share certificates representing in the aggregate number of the Lumco, Global and Norco Common Shares to which such holders are entitled following the Effective Date and shall cause such certificates to be delivered or mailed to such holder in accordance with the terms hereof.

4.5 Fractional Shares

No fractional Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares will be issued and the number of Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares to which each Shareholder will be entitled shall be rounded down to the next whole number. No fractional shares, including shares issuable upon the exercise of any Lumina Warrants after the Effective Date, will be issued, and no cash will be paid in lieu thereof, by Lumina, Lumco, Global and Norco. Any fractions resulting will be rounded down to the nearest whole number. No subscription for a fraction of a Lumco, Global and Norco Common Share will be accepted with respect to the exercise of Lumina Warrants as set out in paragraph 3.2 above.

ARTICLE 5. AMENDMENT AND TERMINATION

5.1 Amendment

This Plan of Arrangement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Date, be amended in a manner not materially prejudicial to the Shareholders provided that such amendment be contained in a written document which is filed with the Court.

5.2 Termination

This Plan of Arrangement may, at any time before or after the holding of the Meeting but no later than the Effective Date, be terminated by the Board of Directors of Lumina without further notice to, or action on the part of, its Shareholders.

Without limiting the generality of the foregoing, Lumina may terminate this Plan of Arrangement, if prior to the Effective Date, there is a material change in the business, operations, properties, assets, liabilities or condition,

financial or otherwise, of Lumina and its subsidiaries, taken as a whole, or in Lumco, or any change in general economic conditions, interest rates or any outbreak or material escalation in, or the cessation of, hostilities or any other calamity or crisis, or there should develop, occur or come into effect any occurrence which has a material effect on the financial markets of Canada and the board of directors of Lumina determines in its sole judgment that it would be inadvisable in such circumstances for Lumina to proceed with the Arrangement.

5.3 Effect of Termination

Upon the termination of this Plan of Arrangement pursuant to Section 5.2 hereof, no party shall have any liability or further obligation to any other party hereunder.

ARTICLE 6. RIGHTS OF DISSENT AND APPRAISAL

6.1 Dissent Right

Notwithstanding section 3.1 hereof, Shareholders may exercise rights of dissent (the "Dissent Right") in connection with the Arrangement pursuant to the Interim Order and this Article 6.

6.2 Notice of Dissent

A Shareholder who wishes to exercise a Dissent Right must give written notice of dissent ("Notice of Dissent") to Lumina by depositing such Notice of Dissent with Lumina, or mailing it to Lumina by registered mail, at its head office at Suite 1550, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, marked to the attention of the President, not later than two days before the Lumina Meeting. A Shareholder who has given a Notice of Dissent in accordance with this section 6.2 is herein referred to as a "Dissenting Shareholder". A Shareholder who wishes to dissent must prepare a separate notice of dissent for (i) the Shareholder, if the Shareholder is dissenting on its own behalf and (ii) each person who beneficially owns shares in the Shareholder's name and on whose behalf the Shareholder is dissenting. To be valid, a Notice of Dissent must:

(a) identify in each Notice of Dissent the person on whose behalf dissent is being exercised;

(b) set out the number of Lumina Common Shares in respect of which the Shareholder is exercising the Dissent Right (the "Notice Shares"), which number cannot be less than all of the Lumina Common Shares held by the beneficial holder on whose behalf the Dissent Right is being exercised;

(c) if the Notice Shares constitute all of the shares of which the Dissenting Shareholder is both the registered owner and beneficial owner and the Dissenting Shareholder owns no other shares of Lumina as beneficial owner, a statement to that effect;

(d) if the Notice Shares constitute all of the shares of which the Dissenting Shareholder is both the registered and beneficial owner but the Dissenting Shareholder owns other shares of Lumina as beneficial owner, a statement to that effect, and

    (i) the names of the registered owners of those other shares,

    (ii) the number of those other shares that are held by each of those registered owners, and

    (iii) a statement that Notices of Dissent are being or have been sent in respect of all those other shares;

(e) if dissent is being exercised by the Dissenting Shareholder on behalf of a beneficial owner who is not the Dissenting Shareholder, a statement to that effect, and

    (i) the name and address of the beneficial owner, and

    (ii) a statement that the Dissenting Shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the Dissenting Shareholder's name.

6.3 Right of Dissenting Shareholder

The giving of a Notice of Dissent does not deprive a Shareholder of his or her right to vote at the Meeting on the special resolution approving the Arrangement. A vote against the special resolution or the execution or exercise of a proxy with instructions to vote against the special resolution does not constituted a Notice of Dissent.

6.4 When Dissent Right Not Available;

A Shareholder is not entitled to exercise a Dissent Right with respect to any Lumina Common Shares if the a Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxyholder to vote) in favour of the special resolution approving the Arrangement. However, a Shareholder may vote as a proxy for a Shareholder whose proxy required an affirmative vote, without affecting his or her right to exercise the Dissent Right in respect of the Lumina Common Shares of which he or she is the registered holder.

6.5 Notice to Proceed

If Lumina intends to act on the authority of the special resolution approving the Arrangement, it must send a notice (the "Notice to Proceed") to the Dissenting Shareholder promptly after the later of:

(a) the date on which Lumina forms the intention to proceed, and

(b) the date on which the Notice of Dissent was received.

If Lumina has acted on the authority of that special resolution it must promptly send a Notice to Proceed to the Dissenting Shareholder. The Notice to Proceed must be dated not earlier than the date on which it is sent and state that Lumina intends to act or has acted on the authority of the special resolution and advise the Dissenting Shareholder of the manner in which dissent is to be completed under section 6.7 hereof.

6.6 Entitlement to Payment of Fair Value

On receiving a Notice to Proceed in accordance with section 6.5 hereof, the Dissenting Shareholder is entitled to require Lumina to purchase all of the Lumina Common Shares in respect of which the Notice of Dissent was given.

6.7 Demand for Payment of Fair Value

A Dissenting Shareholder who receives a Notice to Proceed is bound to sell its Lumina Common Shares to Lumina and must send to Lumina within one month after the date of the Notice to Proceed:

(a) a written statement that the Dissenting Shareholder requires Lumina to purchases all of the Notice Shares;

(b) the certificates representing the Notice Shares, and

(c) if dissent is being exercised by the Shareholder on behalf of a beneficial owner who is not the Dissenting Shareholder, a written statement signed by the beneficial owner setting out whether the beneficial owner is the beneficial owner of other shares of Lumina and if so, setting out:

  (i) the names of the registered owners of those other shares,
  (ii) the number of those other shares that are held by each of those registered owners, and
  (iii) that dissent is being exercised in respect of all of those other shares,

whereupon Lumina is bound to purchase them in accordance with the Notice of Dissent.

6.8 Payment for Notice Shares

Lumina and the Dissenting Shareholder may agree on the amount of the payout value of the Notice Shares and in that event, Lumina must either promptly pay that amount to the Dissenting Shareholder or send a notice to the

Dissenting Shareholder that Lumina is unable lawfully to pay Dissenting Shareholders for their share as Lumina is insolvent or if the payment would render Lumina insolvent.

6.9 Application to Court to Fix Payout Value

If Lumina and the Dissenting Shareholder do not agree on the amount of the payout value of the Notice Shares the Dissenting Shareholder or Lumina may apply to the court and the court may:

(a) determine the payout value of the Notice Shares or order that the payout value of the notice shares be established by arbitration or by reference to the registrar or a referee of the court;

(b) join in the application each Dissenting Shareholder who has not agreed with Lumina on the amount of the payout value of the Notice Shares; and

(c) make consequential orders and give directions it considers appropriate.

Promptly after a determination of the payout value of the Notice Shares has been made, Lumina must either pay that amount to the Dissenting Shareholder or send a notice to the Dissenting Shareholder that Lumina is unable lawfully to pay Dissenting Shareholders for their shares as Lumina is insolvent or if the payment would render Lumina insolvent. If the Dissenting Shareholder receives a notice that Lumina is unable to lawfully pay Dissenting Shareholders for their share the Dissenting Shareholder may with in 30 days after receipt of the notice, withdraw his or her Notice of Dissent. If the Notice of Dissent is not withdrawn the Dissenting Shareholder remains a claimant against Lumina to be paid as soon as Lumina is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of Lumina but in priority to its shareholders.

6.10 Deemed Notice

Any notice required to be given by Lumina or a Dissenting Shareholder to the other in connection with the exercise of the Dissent Right, will be deemed to have been given and received, if delivered, on the day of delivery, if mailed, on the earlier of the date of receipt or the second business day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first business day after the date of transmittal.

6.11 Consequences of Exercising Dissent Rights

A Shareholder who:

(a) properly exercises the Dissent Right by complying with all of the procedures (the "Dissent Procedures") required to be complied with by a Dissenting Shareholder, will:

  (i) be bound by the provisions of this Article 6;

  (ii) be deemed not to have participated in the Arrangement; and

  (iii) cease to have any rights as a Shareholder other than the right to be paid the payout value of the Notice Shares by Lumina in accordance with the Dissent Procedures and is deemed to have disposed of his shares immediately prior to the Effective Date; or

(b) seeks to exercise the Dissent Right, but:

  (i) who for any reason does not properly comply with each of the Dissent Procedures required to be complied with by a Dissenting Shareholder, or

  (ii) subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent;

will be deemed to have participated in the Arrangement on the same basis as each non-dissenting Shareholder and will receive his or her pro rata portion of the Lumco Common Shares based upon the number of Lumina Common

Shares of which such Dissenting Shareholder is the registered holder. Lumina may in its sole discretion waive any non-compliance by a shareholder with any of the provisions of this Article 6 in order to give effect to a shareholder's Dissent Rights.

6.12 Abandonment of Dissent

A Dissenting Shareholder may not withdraw a Notice of Dissent without the consent of Lumina. A dissenting Shareholder may, with the written consent of Lumina, at any time prior to the payment to the Dissenting Shareholder of the full amount of money to which the Dissenting shareholder is entitled under this Article 6, abandon such Dissenting Shareholder's dissent to the Arrangement by giving written notice to Lumina withdrawing the Notice of Dissent by depositing such notice with Lumina or mailing it to Lumina by registered mail, at its head at office at Suite 1550, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, marked to the attention of the President, and will then be deemed to have participated in the Arrangement on the same basis as each non-dissenting Shareholder and will receive such number of Lumco Global, and Norco Common Shares to which he or she is entitled.

6.13 Reservation of Lumco, Global, and Norco Common Shares

If a Shareholder exercises the Dissent Right, Lumina shall on the Effective Date set aside and not distribute that portion of the Lumco, Global, and Norco Common Shares which is attributable to the Lumina Common Shares for which Dissent Rights have been exercised. If a Lumina Shareholder exercises the Dissent Right, but, as set out in subsection 6.11(b), does not properly comply with the Dissent Procedures or, subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent, then Lumina shall distribute to such Shareholder his or her pro rata portion of the Lumco, Global and Norco Common Shares. If a Shareholder duly complies with the Dissent Procedures as set out in subsection 6.11(a), then Lumina shall retain the portion of the Lumco, Global or Norco Common Shares attributable to such Shareholder (the "Non-Distributed Lumco, Global or Norco Shares"), and the Non-Distributed Lumco, Global, and Norco Shares will be dealt with as determined by the Board of Directors of Lumina in its discretion.

SCHEDULE A TO PLAN OF ARRANGEMENT BEING APPENDIX I TO THE ARRANGEMENT AGREEMENT MADE AS OF THE 28th DAY OF MARCH, 2005, AMONG LUMINA COPPER CORP., NORTHERN PERU COPPER CORP., GLOBAL COPPER CORP. AND LUMINA RESOURCES CORP.
(Paragraph 3.1 (a) Plan of Arrangement)

27. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES, CLASS A COMMON SHARES, SERIES 1 SPECIAL SHARES, SERIES 2 SPECIAL SHARES SERIES 3 SPECIAL SHARES

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES

The common shares (the "Common Shares") shall have attached thereto the following special rights and restrictions:

1. Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and shall have one vote for each Common Share held at all meetings of the shareholders of the Company, except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

2. Dividends

Subject to the prior rights of the holders of any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys property applicable to the payment of dividends, in such amount and in such form as the board of directors of the Company may from time to time determine and all dividends which the board of directors of the Company may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

3. Liquidation, Dissolution or Winding-Up

In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE CLASS A COMMON SHARES

The class A common shares (the "Class A Shares") shall have attached thereto the following special rights and restrictions:

1. Voting

The holders of the Class A Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and shall have one vote for each Class A Shares held at all meetings of the shareholders of the Company, except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

2. Dividends

Subject to the prior rights of any other shares ranking senior to the Class A Shares with respect to priority in the payment of dividends, the holders of Class A Shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys property applicable to the payment of dividends, in such amount and in such form as the board of directors of the Company

may from time to time determine and all dividends which the board of directors of the Company may declare on the Class A Shares shall be declared and paid in equal amounts per share on all Class A Shares at the time outstanding.

3. Liquidation, Dissolution or Winding-Up

In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of any other shares ranking senior to the Class A Shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the Class A Shares shall be entitled to receive the remaining property and assets of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SERIES 1 SPECIAL SHARES

The series 1 special shares with a par value equal to the redemption amount of the special preferred shares of Lumina Resources Corp. ("Lumco") which shares may be issued to the Company by Lumco as consideration for the Company transferring to Lumco certain assets (the "Series 1 Special Shares") shall have attached thereto the following special rights and restrictions:

1. Voting

The holders of Series 1 Special Shares are not entitled to notice of or to attend or vote at any meeting of shareholders of the Company except as may be required by the *Business Corporations Act* (British Columbia).

2. Dividends

Subject to the rights, privileges, restrictions and conditions attaching to shares of any class of the Company ranking prior to the Series 1 Special Shares, the holders thereof are entitled to receive such dividends payable in money, property, or by the issue of fully paid shares of the Company, as may be declared by the Board of Directors and to receive on an equal basis share for share with the holders of the Common Shares and the Series 2 and 3 Special Shares the remaining property of the Company upon the liquidation or winding up thereof.

The Directors of the Company may determine at any time and from time to time, with respect to all or portion of any dividend on the Series 1 Special Shares of the Company that such dividend shall be payable in money or, in the case of electing holders whose addresses on the books of the Company are in Canada, and in jurisdictions specified by the Directors outside Canada, by the issue of fully paid Series 1 Special Shares of the Company having a value, as determined by the Directors, that is substantially equivalent, as of the date or period of days determined by the Directors, to the cash amount of such dividend, provided that the Directors may (but need not) value the Series 1 Special Shares to be issued in payment of the dividend at a discount from or premium to the relevant market value thereof of up to 5%, in either case.

With respect to fractional shares that may result from any such stock dividend the Company shall issue to an agent for shareholders appointed by the Company a number of whole shares representing in the aggregate the fractional shares of all electing shareholders, unless the Directors of the Company otherwise determine, for instance by the payment of cash in lieu of fractional share interests that may result from any such stock dividend. In any event, no certificates representing fraction of share interests will be issued by the Company.

3. Redemption

(a) The Company may, subject to the requirements of the *Business Corporations Act* (British Columbia), upon giving notice in the manner as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding Series 1 Special Shares by payment in cash, promissory note or property for each share of any amount (the "Redemption Amount") calculated as:

  (ii) the redemption amount of one special preferred share of Lumina Resources Corp. ("Lumco") which shares may be issued to the Company by Lumco as consideration for the Company transferring to Lumco certain assets; plus

(i) all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Series 1 Special Shares first issued for such property.

(b) In the case of redemption of Series 1 Special Shares under the provisions of sub-clause 3(a) hereof, the Company shall, unless waived in writing by the holders of all of the Series 1 Special Shares, at least 14 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of Series 1 Special Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series 1 Special Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Company or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the Series 1 Special Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Series 1 Special Shares. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Series 1 Special Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Series 1 Special Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Company's bankers in Canada or by promissory note. If less than all of the Series 1 Special Shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of Series 1 Special Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice the holders of the Series 1 Special Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series 1 Special Shares to deposit the Redemption Amount of the shares, either in cash or promissory note, so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 1 Special Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 1 Special Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Company. If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the Series 1 Special Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later such balance remaining in the said special account shall be returned to the Company without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the Company.

4. Retraction

Any holder of Series 1 Special Shares shall be entitled to require the Company to redeem, subject to the requirements of the Act, at any time or times all or any of the Series 1 Special Shares registered in the name of such holder on the books of the Company by tendering to the Company at the registered office of the Company a share certificate or certificates representing the Series 1 Special Shares which the registered holder desires to have the Company redeem together with a notice in writing specifying (i) that the registered holder desires to have the

Series 1 Special Shares represented by such certificate or certificates redeemed by the Company and (ii) the business day ("Retraction Date") on which the holder desires to have the Company redeem such Series 1 Special Shares. The Retraction Date shall not be less than 30 days after the day on which the notice in writing is given to the Company without the consent of the Company. Upon receipt of a share certificate or certificates representing the Series 1 Special Shares which the registered holder desires to have the Company redeem together with such notice, the Company shall on the Retraction Date redeem such Series 1 Special Shares, by paying to such registered holder the Redemption Amount for each such Special Preferred Share being redeemed. Such payment shall be made by a promissory note or a cheque payable at par at any branch of the Company's bankers for the time being in Canada. If less than all of the Series 1 Special Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Series 1 Special Shares represented by the original certificate or certificates which are not redeemed. The said Series 1 Special Shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Series 1 Special Shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the Series 1 Special Shares shall remain unaffected.

5. Liquidation, Dissolution or Winding-Up

In respect of the declaration and payment of dividends and upon the liquidation, dissolution or winding up of the Company the Series 1 Special Shares shall rank *pari passu* with the Series 2 Special Shares, the Series 3 Special Shares and Common Shares of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SERIES 2 SPECIAL SHARES

The series 2 special shares with a par value equal to the redemption amount of the special preferred shares of Northern Peru Copper Corp. ("Norco") which shares may be issued to the Company by Norco as consideration for the Company transferring to Norco certain assets (the "Series 2 Special Shares") shall have attached thereto the following special rights and restrictions:

1. Voting

The holders of Series 2 Special Shares are not entitled to notice of or to attend or vote at any meeting of shareholders of the Company except as may be required by the *Business Corporations Act* (British Columbia).

2. Dividends

Subject to the rights, privileges, restrictions and conditions attaching to shares of any class of the Company ranking prior to the Series 2 Special Shares, the holders thereof are entitled to receive such dividends payable in money, property, or by the issue of fully paid shares of the Company, as may be declared by the Board of Directors and to receive on an equal basis share for share with the holders of the Common Shares and the Series 1and 3 Special Shares the remaining property of the Company upon the liquidation or winding up thereof.

The Directors of the Company may determine at any time and from time to time, with respect to all or portion of any dividend on the Series 2 Special Shares of the Company that such dividend shall be payable in money or, in the case of electing holders whose addresses on the books of the Company are in Canada, and in jurisdictions specified by the Directors outside Canada, by the issue of fully paid Series 2 Special Shares of the Company having a value, as determined by the Directors, that is substantially equivalent, as of the date or period of days determined by the Directors, to the cash amount of such dividend, provided that the Directors may (but need not) value the Series 2 Special Shares to be issued in payment of the dividend at a discount from or premium to the relevant market value thereof of up to 5%, in either case.

With respect to fractional shares that may result from any such stock dividend the Company shall issue to an agent for shareholders appointed by the Company a number of whole shares representing in the aggregate the fractional shares of all electing shareholders, unless the Directors of the Company otherwise determine, for instance by the payment of cash in lieu of fractional share interests that may result from any such stock dividend. In any event, no certificates representing fraction of share interests will be issued by the Company.

3. **Redemption**

(a) The Company may, subject to the requirements of the *Business Corporations Act* (British Columbia), upon giving notice in the manner as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding Series 2 Special Shares by payment in cash, promissory note or property for each share of any amount (the "Redemption Amount") calculated as:

(i) the redemption amount of one special preferred share of Lumina Resources Corp. ("Lumco") which shares may be issued to the Company by Lumco as consideration for the Company transferring to Lumco certain assets; plus

(ii) all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Series 2 Special Shares first issued for such property.

(b) In the case of redemption of Series 2 Special Shares under the provisions of sub-clause 3(a) hereof, the Company shall, unless waived in writing by the holders of all of the Series 2 Special Shares, at least 14 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of Series 1 Special Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series 1 Special Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Company or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the Series 1 Special Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Series 2 Special Shares. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Series 2 Special Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Series 2 Special Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Company's bankers in Canada or by promissory note. If less than all of the Series 2 Special Shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of Series 2 Special Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice the holders of the Series 2 Special Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series 2 Special Shares to deposit the Redemption Amount of the shares, either in cash or promissory note, so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 2 Special Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 2 Special Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Company. If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the Series 2 Special Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later such balance

remaining in the said special account shall be returned to the Company without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the Company.

4. Retraction

Any holder of Series 2 Special Shares shall be entitled to require the Company to redeem, subject to the requirements of the Act, at any time or times all or any of the Series 2 Special Shares registered in the name of such holder on the books of the Company by tendering to the Company at the registered office of the Company a share certificate or certificates representing the Series 2 Special Shares which the registered holder desires to have the Company redeem together with a notice in writing specifying (i) that the registered holder desires to have the Series 2 Special Shares represented by such certificate or certificates redeemed by the Company and (ii) the business day ("Retraction Date") on which the holder desires to have the Company redeem such Series 2 Special Shares. The Retraction Date shall not be less than 30 days after the day on which the notice in writing is given to the Company without the consent of the Company. Upon receipt of a share certificate or certificates representing the Series 2 Special Shares which the registered holder desires to have the Company redeem together with such notice, the Company shall on the Retraction Date redeem such Series 2 Special Shares, by paying to such registered holder the Redemption Amount for each such Special Preferred Share being redeemed. Such payment shall be made by a promissory note or a cheque payable at par at any branch of the Company's bankers for the time being in Canada. If less than all of the Series 2 Special Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Series 2 Special Shares represented by the original certificate or certificates which are not redeemed. The said Series 2 Special Shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Series 2 Special Shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the Series 2 Special Shares shall remain unaffected.

5. Liquidation, Dissolution or Winding-Up

In respect of the declaration and payment of dividends and upon the liquidation, dissolution or winding up of the Company the Series 2 Special Shares shall rank *pari passu* with the Series 1 Special Shares and the Series 3 Special Shares and the Common Shares of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SERIES 3 SPECIAL SHARES

The series 3 special shares with a par value equal to the redemption amount of the special preferred shares of Global Copper Corp. ("Global") which shares may be issued to the Company by Global as consideration for the Company transferring to Global certain assets (the "Series 3 Special Shares") shall have attached thereto the following special rights and restrictions:

3. Voting

The holders of Series 3 Special Shares are not entitled to notice of or to attend or vote at any meeting of shareholders of the Company except as may be required by the *Business Corporations Act* (British Columbia).

4. Dividends

Subject to the rights, privileges, restrictions and conditions attaching to shares of any class of the Company ranking prior to the Series 3 Special Shares, the holders thereof are entitled to receive such dividends payable in money, property, or by the issue of fully paid shares of the Company, as may be declared by the Board of Directors and to receive on an equal basis share for share with the holders of the Common Shares and the Series 1 and 2 Special Shares the remaining property of the Company upon the liquidation or winding up thereof.

The Directors of the Company may determine at any time and from time to time, with respect to all or portion of any dividend on the Series 3 Special Shares of the Company that such dividend shall be payable in money or, in the case of electing holders whose addresses on the books of the Company are in Canada, and in jurisdictions specified by the Directors outside Canada, by the issue of fully paid Series 3 Special Shares of the Company having a value, as determined by the Directors, that is substantially equivalent, as of the date or period of days determined by the

Directors, to the cash amount of such dividend, provided that the Directors may (but need not) value the Series 3 Special Shares to be issued in payment of the dividend at a discount from or premium to the relevant market value thereof of up to 5%, in either case.

With respect to fractional shares that may result from any such stock dividend the Company shall issue to an agent for shareholders appointed by the Company a number of whole shares representing in the aggregate the fractional shares of all electing shareholders, unless the Directors of the Company otherwise determine, for instance by the payment of cash in lieu of fractional share interests that may result from any such stock dividend. In any event, no certificates representing fraction of share interests will be issued by the Company.

3. Redemption

(a) The Company may, subject to the requirements of the *Business Corporations Act* (British Columbia), upon giving notice in the manner as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding Series 3 Special Shares by payment in cash, promissory note or property for each share of any amount (the "Redemption Amount") calculated as:

(i) the redemption amount of one special preferred share of Lumina Resources Corp. ("Lumco") which shares may be issued to the Company by Lumco as consideration for the Company transferring to Lumco certain assets; plus

(ii) all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Series 3 Special Shares first issued for such property.

(b) In the case of redemption of Series 3 Special Shares under the provisions of sub-clause 3(a) hereof, the Company shall, unless waived in writing by the holders of all of the Series 3 Special Shares, at least 14 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of Series 3 Special Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series 3 Special Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Company or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the Series 3 Special Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Series 3 Special Shares. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Series 3 Special Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Series 3 Special Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Company's bankers in Canada or by promissory note. If less than all of the Series 3 Special Shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of Series 3 Special Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice the holders of the Series 3 Special Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series 3 Special Shares to deposit the Redemption Amount of the shares, either in cash or promissory note, so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective

holders of such Series 3 Special Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 3 Special Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Company. If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the Series 3 Special Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later such balance remaining in the said special account shall be returned to the Company without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the Company.

4. Retraction

Any holder of Series 3 Special Shares shall be entitled to require the Company to redeem, subject to the requirements of the Act, at any time or times all or any of the Series 3 Special Shares registered in the name of such holder on the books of the Company by tendering to the Company at the registered office of the Company a share certificate or certificates representing the Series 3 Special Shares which the registered holder desires to have the Company redeem together with a notice in writing specifying (i) that the registered holder desires to have the Series 3 Special Shares represented by such certificate or certificates redeemed by the Company and (ii) the business day ("Retraction Date") on which the holder desires to have the Company redeem such Series 3 Special Shares. The Retraction Date shall not be less than 30 days after the day on which the notice in writing is given to the Company without the consent of the Company. Upon receipt of a share certificate or certificates representing the Series 3 Special Shares which the registered holder desires to have the Company redeem together with such notice, the Company shall on the Retraction Date redeem such Series 3 Special Shares, by paying to such registered holder the Redemption Amount for each such Special Preferred Share being redeemed. Such payment shall be made by a promissory note or a cheque payable at par at any branch of the Company's bankers for the time being in Canada. If less than all of the Series 3 Special Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Series 3 Special Shares represented by the original certificate or certificates which are not redeemed. The said Series 3 Special Shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Series 3 Special Shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the Series 3 Special Shares shall remain unaffected.

5. Liquidation, Dissolution or Winding-Up

In respect of the declaration and payment of dividends and upon the liquidation, dissolution or winding up of the Company the Series 3 Special Shares shall rank *pari passu* with the Series 1 Special Shares, Series 2 Special Shares and the Common Shares of the Company.

SCHEDULE B TO PLAN OF ARRANGEMENT BEING APPENDIX I TO THE ARRANGEMENT AGREEMENT MADE AS OF THE 28th DAY OF MARCH, 2005, AMONG LUMINA COPPER CORP., NORTHERN PERU COPPER CORP., GLOBAL COPPER CORP. AND LUMINA RESOURCES CORP.
(Paragraphs 3.1 (c), (d) and (e) of Plan of Arrangement)

27. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES AND SPECIAL PREFERRED SHARES

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES

The common shares (the "Common Shares") shall have attached thereto the following special rights and restrictions:

1. Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and shall have one vote for each Common Share held at all meetings of the shareholders of the Company, except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

2. Dividends

Subject to the prior rights of the holders of any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys property applicable to the payment of dividends, in such amount and in such form as the board of directors of the Company may from time to time determine and all dividends which the board of directors of the Company may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

3. Liquidation, Dissolution or Winding-Up

In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SPECIAL PREFERRED SHARES

The Special Preferred Shares shall have attached thereto the following special rights and restrictions:

1. Voting

The holders of the Special Preferred Shares are not entitled to notice of or to attend or vote at any meeting of shareholders of the Company except as may be required by the *Business Corporations Act* (British Columbia).

2. Dividends

Subject to the rights, privileges, restrictions and conditions attaching to shares of any class of the Company ranking prior to the Special Preferred Shares, the holders thereof are entitled to receive such dividends payable in money, property, or by the issue of fully paid shares of the Company, as may be declared by the Board of Directors and to receive on an equal basis share for share with the holders of the Common Shares the remaining property of the Company upon the liquidation or winding up thereof.

The Directors of the Company may determine at any time and from time to time, with respect to all or portion of any dividend on the Special Preferred Shares of the Company that such dividend shall be payable in money or, in the case of electing holders whose addresses on the books of the Company are in Canada, and in jurisdictions specified by the Directors outside Canada, by the issue of fully paid Special Preferred Shares of the Company having a value, as determined by the Directors, that is substantially equivalent, as of the date or period of days determined by the Directors, to the cash amount of such dividend, provided that the Directors may (but need not) value the Special Preferred Shares to be issued in payment of the dividend at a discount from or premium to the relevant market value thereof of up to 5%, in either case.

With respect to fractional shares that may result from any such stock dividend the Company shall issue to an agent for shareholders appointed by the Company a number of whole shares representing in the aggregate the fractional shares of all electing shareholders, unless the Directors of the Company otherwise determine, for instance by the payment of cash in lieu of fractional share interests that may result from any such stock dividend. In any event, no certificates representing fraction of share interests will be issued by the Company.

3. Redemption

(a) The Company may, subject to the requirements of the *Business Corporations Act* (British Columbia), upon giving notice in the manner as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding Special Preferred Shares by payment in cash, promissory note or property for each share of any amount (the "Redemption Amount") calculated as:

(i) the fair market value of the property first received by the Company in consideration for issuing the Special Preferred Shares; plus

(ii) all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Special Preferred Shares first issued for such property.

(b) In the case of redemption of Special Preferred Shares under the provisions of sub-clause 3(a) hereof, the Company shall, unless waived in writing by the holders of all of the Special Preferred Shares, at least 14 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of Special Preferred Shares to be redeemed a notice in writing of the intention of the Company to redeem such Special Preferred Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Company or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the Special Preferred Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Special Preferred Shares. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Special Preferred Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Special Preferred Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Company's bankers in Canada. If less than all of the Special Preferred Shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of Special Preferred Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice the holders of the Special Preferred Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected. the Company shall have the right at any time after the mailing of notice of its intention to redeem any Special Preferred Shares to deposit the Redemption Amount of the

shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Special Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Special Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Company. If any part of the total Redemption Amount so deposited has not been paid to or to the order oft the respective holders of the Special Preferred Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later such balance remaining in the said special account shall be returned to the Company without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the Company.

4. Retraction

Any holder of Special Preferred Shares shall be entitled to require the Company to redeem, subject to the requirements of the Act, at any time or times all or any of the Special Preferred Shares registered in the name of such holder on the books of the Company by tendering to the Company at the registered office of the Company a share certificate or certificates representing the Special Preferred Shares which the registered holder desires to have the Company redeem together with a notice in writing specifying (i) that the registered holder desires to have the Special Preferred Shares represented by such certificate or certificates redeemed by the Company and (ii) the business day ("Retraction Date") on which the holder desires to have the Company redeem such Special Preferred Shares. The Retraction Date shall not be less than 30 days after the day on which the notice in writing is given to the Company without the consent of the Company. Upon receipt of a share certificate or certificates representing the special Preferred Shares which the registered holder desires to have the Company redeem together with such notice, the Company shall on the Retraction Date redeem such Special Preferred Shares, by paying to such registered holder the Redemption Amount for each such Special Preferred Share being redeemed. Such payment shall be made by a cheque payable at par at any branch of the Company's bankers for the time being in Canada. If less than all of the Special Preferred Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Special Preferred Shares represented by the original certificate or certificates which are not redeemed. The said Special Preferred Shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Special Preferred Shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the Special Preferred Shares shall remain unaffected.

5. Liquidation, Dissolution or Winding-Up

In respect of the declaration and payment of dividends and upon the liquidation, dissolution or winding up of the Company the Preferred Shares shall rank *pari passu* with the Preferred Shares, the Series 2 Special Shares and Common Shares of the Company.